SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYMBION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	62-1625480 (I.R.S. Employer Identification Number)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee (Address of principal executive offices)	37215 (Zip code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box. [x]

      Securities Act registration statement file number to which this Form relates: not applicable.

      Securities to be registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to purchase Series A Junior Participating
Preferred Stock, $.01 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

      This Registration Statement relates to the rights to purchase Series A Junior Participating Preferred Stock, $.01 par value (the “Rights”), of Symbion, Inc., a Delaware corporation (the “Registrant”). A description of the Rights is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-110555), as filed with the Securities and Exchange Commission on November 17, 2003, as amended, which description is incorporated herein by reference. Such description is included in a form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.   Exhibits.

No.	Description

3.1	Certificate of Incorporation (a)

3.2	Bylaws (a)

4.1	Form of Common Stock Certificate (a)

4.2	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among the Registrant and the security holders named therein (b)

4.3	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among the Registrant and the security holders named therein (b)

4.4	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among the Registrant and the security holders named therein (b)

4.5	Rights Agreement, dated as of February 6, 2004, between the Registrant and SunTrust Bank, as Rights Agent

(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-110555) previously filed pursuant to the Securities Act of 1933, as amended, and hereby incorporated by reference.

(b)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-89554) previously filed pursuant to the Securities Act of 1933, as amended, and hereby incorporated by reference.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYMBION, INC.

Date:	February 6, 2004	By:	/s/ Richard E. Francis, Jr. Richard E. Francis, Jr. Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

No.	Description

3.1	Certificate of Incorporation (a)

3.2	Bylaws (a)

4.1	Form of Common Stock Certificate (a)

4.2	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among the Registrant and the security holders named therein (b)

4.3	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among the Registrant and the security holders named therein (b)

4.4	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among the Registrant and the security holders named therein (b)

4.5	Rights Agreement, dated as of February 6, 2004, between the Registrant and SunTrust Bank, as Rights Agent

(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-110555) previously filed pursuant to the Securities Act of 1933, as amended, and hereby incorporated by reference.

(b)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-89554) previously filed pursuant to the Securities Act of 1933, as amended, and hereby incorporated by reference.